Form N-SAR, Item 77
                             for ING Investors Trust
                               (the "Registrant")
                                  on behalf of

                  (each a "Fund" and collectively the "Funds")

                                                   ----------------------------
                                                   If filing more than one Page
                                                   32, "X" box:
                                                   ----------------------------

For period ending: 06/30/03
File number:       811-05629

77.   A.    Is the Registrant filing any of the following attachments with the current filing of Form N-SAR? (ANSWER FOR ALL SERIES AS A GROUP)
            ________________________________________________________________   Y

NOTE If answer is "Y" (Yes), mark those items below being filed as an attachment
to this form or incorporate by reference.                         ______________
                                                                        Y/N

B.    Accountant's report on internal control                   ___________    N
C.    Matters submitted to a vote of security holders           ___________    N
D.    Policies with respect to security investments             ___________    N
E.    Legal proceedings                                         ___________    N
F.    Changes in security for debt                              ___________    N
G.    Defaults and arrears on senior securities                 ___________    N
H.    Changes in control of Registrant                          ___________    N
I.    Terms of new or amended securities                        ___________    Y
J.    Revaluation of assets or restatement of capital share     ___________    N
      account
K.    Changes in Registrant's certifying account                ___________    N
L.    Changes in accounting principles and practices            ___________    N
M.    Mergers                                                   ___________    N
N.    Actions required to be reported pursuant to Rule 2a-7     ___________    N
O.    Transactions effected pursuant to Rule 10f-3              ___________    N
P. Information required to be filed pursuant to existing ___________ N exemptive orders

                               Form N-SAR, Item 77
                             for ING Investors Trust
                               (the "Registrant")
                                  on behalf of

                  (each a "Fund" and collectively the "Funds")

                                                    ----------------------------
                                                    If filing more than one Page
                                                    33, "X" box:
                                                    ----------------------------

For period ending: 06/30/03
File number:       811-05629

Q.    1.    Exhibits _________________________________________________         Y
      2.    Any information called for by instructions to sub-item 77Q2        N
            _____________________________________________
      3.    Any information called for by instructions to sub-item 77Q3        N

o     #77I - Terms of New or Amended Securities

      Response:

      1. At the May 29, 2003 Board Meeting, the Board of Directors/Trustees of ING Investors Trust, approved the establishment of Class R shares for the VP Portfolios of ING Investors Trust: Fund For Life Series, ING AIM Mid Cap Growth Portfolio, ING Alliance Mid Cap Growth Portfolio, ING Capital Guardian Large Cap Value Portfolio, ING Capital Guardian Managed Global Portfolio, ING Capital Guardian Small Cap Portfolio, ING Developing World Portfolio, ING Eagle Asset Value Equity Portfolio, ING FMRSM Diversified Mid Cap Portfolio, ING Goldman Sachs Internet TollkeeperSM Portfolio, ING Hard Assets Portfolio, ING International Portfolio, ING Janus Growth and Income Portfolio, ING Janus Special Equity Portfolio, ING Jennison Equity Opportunities Portfolio, ING JPMorgan Fleming International Enhanced EAFE Portfolio, ING JPMorgan Fleming Small Cap Equity Portfolio, ING Limited Maturity Bond Portfolio, ING Marsico Growth Portfolio, ING Mercury Focus Value Portfolio, ING Mercury Fundamental Growth Portfolio, ING MFS Mid Cap Growth Portfolio, ING MFS Research Portfolio, ING MFS Total Return Portfolio, ING PIMCO Core Bond Portfolio, ING Salomon Brothers All Cap Portfolio, ING Salomon Brothers Investors Portfolio, ING T. Rowe Price Capital Appreciation Portfolio, ING T. Rowe Price Equity Income Portfolio, ING UBS U.S. Balanced Portfolio, ING Van Kampen Equity Growth Portfolio, ING Van Kampen Global Franchise Portfolio, ING Van Kampen Growth and Income Portfolio, ING Van Kampen Real Estate Portfolio, Global Balanced Series, ING PIMCO High Yield Portfolio.

                               Form N-SAR, Item 77
                             for ING Investors Trust
                               (the "Registrant")
                                  on behalf of

                  (each a "Fund" and collectively the "Funds")

      2. At the May 29, 2003 Board Meeting, the Board of Directors/Trustees of ING Investors Trust, approved the establishment of additional separate series of Investors Trust designated as ING American Growth Portfolio, ING American International Portfolio and ING American Growth-Income Portfolio. The Portfolios are set-up as feeder funds in a "Master/Feeder" fund structure. Master/Feeder arrangements typically are used to make it easier and more efficient for funds to be offered through different distribution channels but managed as a single pool. The Master/Feeder fund structure involves the creation of a two-tiered arrangement. First, a "master" fund is created that invests directly in a portfolio of securities, consistent with its stated investment objective and strategies. Second, "feeder" funds are established that each have an investment objective that is identical to the master fund's investment objective. The master fund only offers its shares for purchase by the feeder funds or other institutional investors. The feeder funds, in turn, seek to achieve their investment objectives not through direct investment in portfolio securities, but by investing all of their assets in the master fund.

      3. At the April 9, 2003 Board Meeting, the Board of Directors/Trustees of The ING Investors Trust ratified the waiver of a portion of the service fee payable to DSI under the Distribution Plan in an amount equal to .10% per annum on the average daily net assets attributable to Class A shares of: ING Salomon Brothers All Cap Portfolio, ING UBS U.S. Balanced Portfolio, ING Alliance Mid Cap Growth Portfolio, ING Capital Guardian Small Cap Portfolio, ING PIMCO Core Bond Portfolio, ING Developing World Portfolio, ING FMR Diversified Mid Cap Portfolio, ING Van Kampen Equity Growth Portfolio, ING T. Rowe Price Equity Income Portfolio, ING Jennison Equity Opportunities Portfolio, ING Mercury Focus Value Portfolio, ING T. Rowe Price Capital Appreciation Portfolio, ING Mercury Fundamental Growth Portfolio, ING Van Kampen Global Franchise Portfolio, ING Marsico Growth Portfolio, ING Hard Assets Portfolio, ING PIMCO High Yield Portfolio, ING J.P. Morgan Fleming International Enhanced EAFE Portfolio, ING International Equity Portfolio, ING Goldman Sachs Internet TollkeeperSM Portfolio, ING Salomon Brothers Investors Portfolio, ING J.P. Morgan Fleming Small Cap Equity Portfolio, ING Janus Growth and Income Portfolio, ING Capital Guardian Large Cap Value Portfolio, ING Limited Maturity Bond Portfolio, ING Liquid Assets Portfolio, ING Capital Guardian Managed Global Portfolio, ING MFS Mid Cap Growth Portfolio, ING Van Kampen Real Estate Portfolio, ING MFS Research Portfolio, ING Janus Special Equity Portfolio, ING AIM Mid Cap Growth Portfolio, ING MFS Total Return Portfolio and ING Eagle Asset Value Equity Portfolio of The GCG Trust for the period January 1, 2003 through and including December 31, 2003.

                               Form N-SAR, Item 77
                             for ING Investors Trust
                               (the "Registrant")
                                  on behalf of

                  (each a "Fund" and collectively the "Funds")

o     77Q1: Exhibits

      (a)(1) Form of Amendment to the Amended and Restated Declaration of Trust of ING Investors Trust to redesignate ING JPMorgan Fleming International Enhanced EAFE Portfolio to ING Julius Baer Foreign Portfolio, previously filed as an exhibit to the Post-Effective Amendment No. 54 to Registrant's Registration Statement on Form N1-A filed electronically on August 1, 2003 and incorporated herein by reference.

      (a)(2) Amendment #4 dated June 16, 2003 to the Amended and Restated Agreement and Declaration of Trust dated February 26, 2002 to establish additional separate series designated as ING American Growth Portfolio, ING American International Portfolio, and ING American Growth-Income Portfolio of the Trust, previously filed as an exhibit to the Post-Effective Amendment No. 54 to Registrant's Registration Statement on Form N1-A filed electronically on August 1, 2003 and incorporated herein by reference.

      (a)(3) Amendment #3 dated June 2, 2003 to the Amended and Restated Agreement and Declaration of Trust dated February 26, 2002 to designate Class A shares, Class I shares and Class S shares for Fund for Life Series and designate Class R shares for ING Janus Growth and Income Portfolio, ING JPMorgan Fleming Small Cap Equity Portfolio, ING Marsico Growth Portfolio, ING Mercury Fundamental Growth Portfolio, ING MFS Total Return Portfolio, ING T. Rowe Price Capital Appreciation Portfolio, ING T. Rowe Price Equity Income Portfolio, and ING Van Kampen Growth and Income Portfolio, previously filed as an exhibit to the Post-Effective Amendment No. 54 to Registrant's Registration Statement on Form N1-A filed electronically on August 1, 2003 and incorporated herein by reference.

      (a)(4) Amendment #2 dated May 1, 2003 to the Amended and Restated Agreement and Declaration of Trust dated February 26, 2002 to redesignate ING AIM Capital Mid Cap Growth Portfolio to ING AIM Mid Cap Growth Portfolio and ING FMR Diversified Mid Cap Portfolio to ING FMRSM Diversified Mid Cap Portfolio, previously filed as an exhibit to the Post-Effective Amendment No. 54 to Registrant's Registration Statement on Form N1-A filed electronically on August 1, 2003 and incorporated herein by reference.

      (e)(1) Assumption Agreement dated June 10, 2003 between ING Investors Trust and Goldman, Sachs & Co., previously filed as an exhibit to the Post-Effective Amendment No. 54 to Registrant's Registration Statement on Form N1-A filed electronically on August 1, 2003 and incorporated herein by reference.